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                                                                   Exhibit 10.15

                        CAMPBELL PROPERTIES CORPORATION
                              3605 Hillside Circle
                            Lincoln, Nebraska 68506
                                  402-489-2039


September 18, 2000


Mr. Gary Kuck, President CEO
Centurion International, Inc.
3425 North 44th Street
Lincoln, Nebraska 68504

                  RE. 1901 Pioneers Boulevard Lease

Dear Mr. Kuck:

This letter is to confirm the verbal extension of your lease at 1901 Pioneers Boulevard, Lincoln, Nebraska 68502 for the period of August 1, 2000 through July 31, 2001.

The lease terms and conditions shall remain the same as the original terms of the lease July 15, 1997.


Sincerely,

CAMPBELL PROPERTIES CORPORATION

 /s/ John M. Campbell
By:  John M. Campbell
Its:  President


ACCEPTED and AGREED TO this 18th day of September 2000.

CENTURION INTERNATIONAL, INC.

 /s/ Gary L. Kuck
By: Gary L. Kuck
Its:  President & CEO